Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                                         /s/ ARTHUR ANDERSEN LLP
                                                             Arthur Andersen LLP

Chicago, Illinois
July 22, 1998

                                                         -11-